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                                                                    Exhibit 23.3


                        CONSENT OF INDEPENDENT AUDITORS



     We hereby consent to the use in this Amendment No. 1 to the Registration Statement on Form S-4 of Harleysville National Corporation of our report, dated January 15, 1999, relating to the financial statements of Citizens Bank and Trust Company for the years ended December 31, 1998 and 1997 and of our report dated, January 19, 1998, except for Note 15 as to which the date is February 6, 1998, relating to the financial statements of Citizens Bank and Trust Company for the years ended December 31, 1997 and 1996, included therein. We also consent to the reference to our Firm under the caption "Experts" in the related Proxy Statement/Prospectus.



                                        /s/ BEARD & COMPANY, INC.


Allentown, Pennsylvania

February 11, 2000